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Exhibit 12. Computation of Earnings to Fixed Charges


                                                     Predecessor                                  The Company
                                           -------------------------------   -----------------------------------------------------
                                              Year ended September 30,       Year ended September 30,   Nine Months Ended June 30,
                                             1993        1994      1995        1996           1997        1997             1998
                                           --------    --------  ---------   ---------      --------    --------         ---------
Fixed charges:
  Interest expense                               81         380        723       1,013         2,962       2,221             4,942
  Portion of rental expense
    representative of interest                  137         167        465         883         1,267         832               952
                                           --------    --------  ---------   ---------      --------    --------         ---------
Total fixed charges                             218         547      1,188       1,896         4,229       3,053             5,894
                                           ========    ========  =========   =========      ========    ========         =========

Earnings:
  Income (loss) before income taxes        $ (2,984)   $  1,213  $     852   $   6,896      $  7,916    $  5,349         $   7,074
  Fixed charges                                 218         547      1,188       1,896         4,229       3,053             5,894
                                           --------    --------  ---------   ---------      --------    --------         ---------
Total earnings                               (2,766)      1,760      2,040       8,792        12,145       8,402            12,968
                                           ========    ========  =========   =========      ========    ========         =========

Ratio of earnings to fixed charges               (1)   3.2 to 1   1.7 to 1    4.6 to 1      2.9 to 1    2.8 to 1          2.2 to 1
Excess of fixed charges over earnings      $  2,984         N/A        N/A         N/A           N/A         N/A               N/A


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

                                                                               Pro Forma
                                                               -----------------------------------------
                                                                    Year ended         Nine Months Ended
                                                                September 30, 1997       June 30, 1998
                                                                ------------------     -----------------
Fixed charges:
  Interest expense                                                        $  8,670            $  7,987
  Portion of rental expense
  representative of interest                                                 1,267                 952
                                                                          --------            --------
Total fixed charges                                                       $  9,937            $  8,939
                                                                          ========            ========

Earnings:
  Income (loss) before income taxes                                       $  2,208            $  4,029
  Fixed charges                                                              9,937               8,939
                                                                          --------            --------
Total earnings                                                            $ 12,145            $ 12,968
                                                                          ========            ========

Ratio of earnings to fixed charges                                        1.2 to 1            1.5 to 1
Excess of fixed charges over earnings                                      N/A                 N/A

                                                 (1)   Earnings are inadequate to cover fixed charges
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